UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Accounting Officer

On September 10, 2021, the Board of Directors (the “Board”) of CrossAmerica GP LLC, the general partner (the “General Partner”) of CrossAmerica Partners LP (“CrossAmerica” or the “Partnership”), appointed David Sheaffer as Principal Accounting Officer of the General Partner.  In that capacity, Mr. Sheaffer will be the principal accounting officer of the Partnership, succeeding Jonathan E. Benfield, whom the Board appointed as Chief Financial Officer of CrossAmerica’s Retail division, effective as of September 10, 2021.  Mr. Sheaffer and Mr. Benfield will report to the Chief Financial Officer of the General Partner, Maura Topper.

Mr. Sheaffer, age 60, served as the Director of Internal Audit of the General Partner from November 2019 until his appointment as Principal Accounting Officer of the General Partner.  From November 2017 to November 2019, he held the position of Director of Accounting at StoneMor Inc., a publicly traded company in the deathcare industry.  From October 2015 through October 2017, Mr. Sheaffer held a variety of financial reporting and accounting positions for Dunne Manning Inc., an affiliate of the Topper Group, and from June 2013 through October 2015, he held a number of positions with CrossAmerica, including serving as Chief Accounting Officer and as the Director of Financial Reporting.  He has also served in accounting roles with Graham Packaging Company, Inc., a publicly traded specialty packaging company, and Rite Aid Corporation, a publicly traded pharmacy-retail chain, and has nine years of public accounting experience.  Mr. Sheaffer holds a Bachelor of Science degree in Accounting from Elizabethtown College.

Item 8.01 Other Events

On September 10, 2021, The Patricia Dunne Topper Trust for the Family of Joseph V. Topper, Jr. (the “Topper Trust”), an entity controlled by Joseph V. Topper, Jr., Chairman of the board of directors of the general partner (the “Board”) of CrossAmerica Partners LP (the “Partnership”), adopted a unit purchase plan designed to comply with Rules 10b5-1 and 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and the Partnership’s insider trading policies (the “10b5-1 Plan”).  An entity affiliated with Mr. Topper indirectly owns 100% of the membership interests in the sole member of CrossAmerica GP LLC, the general partner of the Partnership. The 10b5-1 Plan received approval from all of the members of the Board who are not affiliated with Mr. Topper.

Rule 10b5-1 permits insiders and other employees to adopt written, pre-arranged stock trading plans at a time when they are not in possession of material non-public information. Using these plans, they may spread stock trades over an extended period of time to reduce market impacts and avoid concerns about transactions occurring at a time when they might be in possession of material non-public information. In accordance with Rule 10b5-1, neither Mr. Topper nor the Topper Trust will have any discretion over the purchases made pursuant to the 10b5-1 Plan. In addition, the 10b5-1 Plan requires that all purchases must be made in accordance with the provisions of Rule 10b-18.

Under the 10b5-1 Plan, an agent for the Topper Trust is authorized to purchase up to 175,000 common units representing limited partner interests in the Partnership (the “Units”), subject to satisfaction of specified conditions.

It is expected that purchases under the 10b5-1 Plan will commence no earlier than October 10, 2021 and continue, unless the 10b5-1 Plan is terminated sooner in accordance with its terms, until December 31, 2022 or the date that an aggregate of 175,000 Units are purchased. Currently, the Topper Trust and its affiliates, including Mr. Topper, beneficially own a total of 14,544,363 Units, representing 38.4% of the Partnership’s outstanding Units.

Any transactions under the 10b5-1 Plan will be publicly disclosed in accordance with applicable securities laws, rules and regulations. Except as may be required by law, the Partnership does not undertake to disclose Rule 10b5-1 plans that may be adopted by any other officers or directors in the future, or to report modifications or terminations of any such plans, whether or not any such plan was publicly announced.

The Topper Trust 10b5-1 Plan will be in addition to a 10b5-1 plan adopted by Dunne Manning Inc. (“Dunne Manning”), an entity controlled by Joseph V. Topper, Jr., on September 14, 2020, authorizing the purchase of up to 300,000 Units. The Dunne Manning 10b5-1 Plan will expire in accordance with its terms on December 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Corporate Secretary

Dated: September 10, 2021